                                                                      Exhibit 12

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
                                      Three months ended                 Year Ended March 31,
                                        June 30, 2000         2000      1999      1998      1997      1996
                                      ---------------------------------------------------------------------
Pretax earnings from operations                    58.4      102.7      97.6      76.3      83.5      96.2
Plus: Interest expense                             22.8       81.5      73.7      79.4      76.0      67.6
      Amortization of debt
        expense and discounts                         -        0.5       0.3       0.3       0.1         -
      A portion of rental
        expense(1/3)                               13.5       45.2      39.6      30.0      28.7      23.0
                                      ---------------------------------------------------------------------
Subtotal(A)                                        94.7      229.9     211.2     186.0     188.3     186.8
                                      ---------------------------------------------------------------------

Divided by:
Fixed charges
      Interest expense                             22.8       81.5      73.7      79.4      76.0      67.6
      A portion of rental
        expense(1/3)                               13.5       45.2      39.6      30.0      28.7      23.0
      Interest capitalized during
        the period                                  0.1        1.4       0.9       2.2       3.4       1.8
      Amortization of debt
        expense and discounts                         -        0.5       0.3       0.3       0.1         -
                                      ---------------------------------------------------------------------
Subtotal(B)                                        36.4      128.6     114.5     111.9     108.2      92.4
                                      ---------------------------------------------------------------------

Ratio of earnings to fixed
charges(A)/(B)                                     2.60       1.79      1.84      1.66      1.74      2.02
                                      =====================================================================
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